UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2018

Blockchain Holdings Capital Ventures, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-198435	46-3892319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Carrasquillo Law Group P.C., 1177 Avenue of the Americas, 5th Floor, NY, NY 10036

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 833-682-2428

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[X] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events

On December 13, 2018, the Company announced its intent to implement a 1 for 100 reverse stock split (the “Reverse Split”) of the Company’s issued and outstanding shares of common stock, par value $0.0001 (the “Common Stock”), and (2) decrease the authorized shares of Common Stock of the Company after the Reverse Split from four hundred and fifty million (450,000,000) to one hundred and fifty million (150,000,000). The Company also informed that it had submitted the requisite documents to Financial Information Regulatory Association, Inc. (“FINRA”) to process the Reverse Split. On December 27, 2018, the Reverse Split became effective.

As a result, the Company will be trading under the symbol BHCVD for 20 business days after December 27, 2018 and will then resume trading under its trading symbol of BHCV. The Company also has a new CUSIP number which is 09369N204.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blockchain Holdings Capital Ventures, Inc.

Date: January 2, 2019	By:	/s/ Delray Wannemacher
Delray Wannemacher, CEO